UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 4, 2006

________________________________

QUANTA CAPITAL HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

________________________________

Commission File Number:  000-50885

Bermuda	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 Victoria Street, Second Floor Hamilton HM11 Bermuda (Address of principal executive offices and zip code) 441-294-6350 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On November 29, 2006, the Company exercised its rights under the Indentures described below and provided notice that it had elected to defer payments of interest on its Junior Subordinated Debt Securities due March 15, 2035 and June 15, 2035 under the related Indentures dated December 21, 2004 and February 24, 2005, respectively, until March 15, 2007.  In the future, the Company may elect to extend the deferral of interest to future periods.  As a consequence of this deferral, the Company is precluded from paying dividends or distributions, redeeming, purchasing, acquiring or making liquidation payments on its 10.25% Series A Preferred Shares and its common stock until after it has paid all interest presently deferred and any interest deferred in the future.

The information in this Item 7.01 of this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quanta Capital Holdings Ltd.

Date: December 4, 2006	/s/ Peter D. Johnson
Peter D. Johnson
Chief Executive Officer